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                                                                    EXHIBIT 99.2

                         CONSENT OF SG COWEN & CO., LLC

September 7, 2004

Board of Directors
Art Technology Group, Inc.
25 First Street, Second Floor
Cambridge, Massachusetts 02141

We hereby consent to the inclusion of our opinion, dated August 10,2004, in the joint proxy statement/prospectus of Art Technology Group, Inc., which is part of the Registration Statement on Form S-4, dated September 7, 2004. In executing this consent, we do not admit or acknowledge that SG Cowen & Co., LLC is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

SG Cowen & Co., LLC